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                                   EXHIBIT 32

   CERTIFICATIONS PURSUANT TO RULES 13a-14(b) and 15d-14(b) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

      In connection with the Annual Report of The Bon-Ton Stores, Inc. on Form 10-K for the period ended February 3, 2007, as filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of The Bon-Ton Stores, Inc., certifies pursuant to 18 U.S.C. Section 1350, that:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Bon-Ton Stores, Inc.

  DATE: April 17, 2007                  By: /s/ Byron L. Bergren
                                            -----------------------------------
                                            Byron L. Bergren
                                            President and Chief
                                            Executive Officer and Director

                                        By: /s/ Keith E. Plowman
                                            -----------------------------------
                                            Keith E. Plowman
                                            Executive Vice President,
                                            Chief Financial Officer and
                                            Principal Accounting Officer

A signed original of this written statement has been provided to The Bon-Ton Stores, Inc. and will be retained by The Bon-Ton Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.